Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (No 333-97579 and 333-89030) of

SRA International, Inc. on Form S-8 of our report dated August 20, 2004, appearing in this Annual Report on Form 10-K of

SRA International, Inc. for the year ended June 30, 2004.

/s/ DELOITTE & TOUCHE LLP

McLean, Virginia

September 10, 2004